UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

MAPLEBEAR INC.

(Exact name of registrant as specified in its charter)
Delaware	001-41805	46-0723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Beale Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices) (Zip code)
(888) 246-7822
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CART	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Executive Officer
As previously disclosed, on May 7, 2025, Fidji Simo, Chief Executive Officer (“CEO”) and President of Maplebear Inc. (the “Company”), notified the Company of her intent to resign as CEO and President to pursue another opportunity. Ms. Simo’s resignation as CEO and President of the Company will take effect on August 15, 2025 (the “Effective Date”). Ms. Simo will continue to serve as CEO and President through the Effective Date. As previously disclosed, Ms. Simo will continue to serve as Chair of the Company’s Board of Directors (the “Board”) following the Effective Date. Ms. Simo’s resignation is not due to any disagreement with the Company or any matter relating to the Company’s operations, policies, or practices.
Pursuant to a transition and acknowledgement letter entered into between the Company and Ms. Simo on May 27, 2025 (the “Transition Letter”) in connection with her resignation as CEO and President, a copy of which is attached hereto as Exhibit 10.1, equity incentive awards previously granted to Ms. Simo solely in her capacity as CEO and President will be treated as follows: (i) any restricted stock units (“RSUs”) and performance-vesting RSUs (“PSUs”) that are scheduled to vest on or prior to the Effective Date will vest and settle in the ordinary course, and (ii) all remaining unvested time-vesting RSUs and PSUs will be forfeited as of the Effective Date. In addition, following the Effective Date, Ms. Simo will be granted an RSU award pursuant to the Company’s 2023 Equity Incentive Plan (the “Equity Plan”) on the same terms as a Pro-rated Annual Grant (as defined in the Company’s non-employee director compensation policy (the “Non-Employee Director Compensation Policy”), which is described under the heading “Director Compensation—Non-Employee Director Compensation” in the Company’s definitive proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2025). A copy of the Non-Employee Director Compensation Policy is attached as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2025. The foregoing description of the terms of Ms. Simo’s resignation as CEO and President is qualified in its entirety by reference to the Transition Letter, which is attached as Exhibit 10.1 to this Report.
Appointment of Chief Executive Officer
On May 26, 2025, the Company appointed Chris Rogers to serve as the Company’s CEO and President, and to serve as a Class II director on the Board, in each case, effective as of the Effective Date. In connection with the appointment of Mr. Rogers to serve as a member of the Board, the Board has approved an increase to the size of the Board from eight directors to nine directors, to be effective as of the Effective Date.
Mr. Rogers, age 46, has served as the Company’s Chief Business Officer since September 2022 and previously served as Vice President, Global Retail from July 2019 to September 2022. From 2008 to 2019, Mr. Rogers served in a number of sales and business roles of increasing responsibility at Apple Inc., a consumer electronics, software, and services company, including most recently as Managing Director, Apple Canada from 2018 to 2019. Mr. Rogers started his career in various account management roles at The Procter & Gamble Company, a consumer goods company. Mr. Rogers holds a Bachelor of Business Administration from Wilfrid Laurier University. Mr. Rogers was selected to serve on the Board because of his business and management expertise spanning consumer goods, technology, retail, and media and extensive experience as a senior executive at major technology companies.
In connection with his appointment as the Company’s CEO and President, Mr. Rogers entered into an amended and restated offer letter with Maplebear Canada ULC, a wholly-owned subsidiary of the Company, dated May 26, 2025 (the “CEO Offer Letter”), a copy of which is attached as Exhibit 10.2 hereto. Upon the Effective Date, Mr. Rogers will earn a base salary of CAD $1,370,000 per year and, subject to approval by the Board or the Compensation Committee of the Board (the “Compensation Committee”), be granted an RSU award under the Equity Plan for shares of the Company’s common stock with an aggregate grant date value equal to approximately USD $15 million (the “Promotion RSUs”). Eight percent (8%) of the Promotion RSUs will vest on November 15, 2025, and 11.5% of the Promotion RSUs will vest on each of the Company’s eight subsequent regular quarterly vesting dates thereafter, subject to Mr. Rogers’s continued

employment through each such date. In addition, in 2026, Mr. Rogers will be eligible to receive an annual refresh equity award pursuant to the Equity Plan with a targeted aggregate grant date value equal to approximately USD $15 million, subject to approval by the Board or the Compensation Committee (the “2026 Equity Award”). Also upon the Effective Date, Mr. Rogers will receive a discretionary bonus in lieu of any amount that would otherwise be payable to him as the Company’s Chief Business Officer under the Company’s Executive Performance Bonus Plan with respect to fiscal year 2025. The foregoing description of Mr. Rogers’s compensation arrangements is qualified in its entirety by reference to the CEO Offer Letter, which is attached as Exhibit 10.2 to this Report. Mr. Rogers will also enter into the Company’s standard form of indemnification agreement, the form of which is attached as Exhibit 10.1 to the IPO Registration Statement.
Mr. Rogers will also continue to participate in the Company’s Severance and Change in Control Plan (the “Severance Plan”), as further described in the section titled “Executive Compensation—Potential Payments upon Termination or Change of Control—Severance and Change in Control Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2025. A copy of the Severance Plan is attached as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 25, 2023 (File No. 333-274213) (the “IPO Registration Statement”). Following the Effective Date, Mr. Rogers will be entitled to the following benefits under the Severance Plan: (i) if Mr. Rogers experiences an Involuntary Termination (as defined in the Severance Plan), then Mr. Rogers will receive a lump sum cash payment amount equal to 24 months of his base salary and be entitled to continuing coverage for up to 24 months under the Company’s, or the applicable subsidiary’s, group health plans, including coverage for eligible dependents; and (ii) notwithstanding the foregoing, if the Involuntary Termination occurs during the six months prior to or 12 months following the closing of a Change in Control (as defined in the Severance Plan), then (a) the vesting and exercisability of each then-outstanding unvested time-vesting equity award held as of the date of such Involuntary Termination shall be accelerated in full and (b) to the extent all or any portion of the 2026 Equity Award is a performance-vesting equity award and remains outstanding and unvested as of the date of such Involuntary Termination, such performance-vesting equity award shall vest and become exercisable (if applicable) at 100% of the target level of performance or, if greater, based on actual performance measured as of the effective time of such Change in Control. In addition to all other severance benefits provided under the Severance Plan, following the Effective Date, if Mr. Rogers experiences an Involuntary Termination within 12 months prior to the first vesting date of any time-vesting equity award held as of the date of the Involuntary Termination, then each such time-vesting equity award will accelerate in an amount equal to the portion of such time-vesting equity award first scheduled to vest following the date of such Involuntary Termination.
There is no arrangement or understanding between Mr. Rogers and the Company or any other person pursuant to which Mr. Rogers was appointed as the Company’s Chief Executive Officer, President, and member of the Board that would require disclosure under Item 401(b) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). There is no family relationship between Mr. Rogers and any other person that would require disclosure under Item 401(d) of Regulation S-K under the Securities Act. There are no transactions involving the Company and Mr. Rogers that the Company would be required to report pursuant to Item 404(a) of Regulation S-K under the Securities Act.
Item 8.01 Other Events.
On May 22, 2025, the Board approved an increase to the Company’s previously announced share repurchase program, authorizing the purchase of up to an aggregate of $1 billion of the Company’s common stock (the “Share Repurchase Program”), up from the $750 million authorized in the aggregate by the Board in June 2024 and November 2024 (collectively, the “Existing Share Repurchase Program”). Approximately $218 million of capacity was remaining under the Existing Share Repurchase Program as of March 31, 2025. The Share Repurchase Program has no expiration date. Repurchases under the Share Repurchase Program may be made from time to time through open market repurchases or through privately negotiated transactions subject to market conditions, applicable legal requirements, and other relevant factors. Open market repurchases may be structured to occur in accordance with the requirements of Rule 10b-18 under the Exchange Act. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of shares of common stock under this authorization. The Company is not obligated under the Share Repurchase Program to acquire any particular amount of common stock, and the Company may terminate or suspend the Share Repurchase Program at any time. The timing and actual number of shares repurchased may depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including without limitation statements regarding potential repurchases under the Share Repurchase Program, the Company’s CEO transition and terms and timing thereof, and changes to the size and composition of the Board. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include the risks described from time to time in the Company’s filings with the SEC, including in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 8, 2025. You should not rely on forward-looking statements as predictions of future events. The Company has based these forward-looking statements primarily on information available to it as of the date of this Current Report on Form 8-K and its current expectations and projections about future events and trends that it believes may affect its business, financial condition, and results of operations. While the Company believes such information provides a reasonable basis for these statements, such information may be limited or incomplete. The Company’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements it may make. Except as required by law, the Company undertakes no obligation, and does not intend, to update these forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
10.1	Transition and Acknowledgement Letter between the Company and Fidji Simo, dated May 27, 2025.
10.2	Amended and Restated Offer Letter between Maplebear Canada ULC and Chris Rogers, dated May 26, 2025.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maplebear Inc.

Date: May 28, 2025	By:	/s/ Emily Reuter
Emily Reuter
Chief Financial Officer